SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                    Providian National Bank on behalf of the
                      Providian Master Trust, formerly the
                           First Deposit Master Trust
              -----------------------------------------------------
               (Exact name of registrant as specified in charter)


    United States of America                     02-0118519
----------------------------------            -----------------
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                Identification No.)

           295 Main Street
         Tilton, New Hampshire                          03276
------------------------------------------          -------------
(Address of principal executive offices)              (Zip code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act:

                           None.

     Securities to be registered pursuant to Section 12(g) of the Act:

     $489,000,000 Floating Rate Class A Asset Backed Certificates, Series 1997-1, with an expected final payment date of March 15, 2002.

     $57,000,000 Floating Rate Class B Asset Backed Certificates, Series 1997-1, with an expected final payment date of May 15, 2002.

     $570,500,000 Floating Rate Class A Asset Backed Certificates, Series 1997-2, with an expected final payment date of March 15, 2004.

     $66,500,000 Floating Rate Class B Asset Backed Certificates, Series 1997-2, with an expected final payment date of May 15, 2004.

     $570,500,000 Floating Rate Class A Asset Backed Certificates, Series 1997-3, with an expected final payment date of May 15, 2001.

     $66,500,000 Floating Rate Class B Asset Backed Certificates, Series 1997-3, with an expected final payment date of July 15, 2001.

     $501,000,000 6.25% Class A Asset Backed Certificates, Series 1997-4, with an expected final payment date of November 15, 2002.

     $48,000,000 6.45% Class B Asset Backed Certificates, Series 1997-4, with an expected final payment date of January 15, 2003.

Item 1. Description of Registrant's Securities to be Registered.

     For a description of the $489,000,000 Floating Rate Class A Asset Backed Certificates, Series 1997-1 and the $57,000,000 Floating Rate Class B Asset Backed Certificates, Series 1997- 1, reference is hereby made to the description of such Certificates contained in the Prospectus and Prospectus Supplement filed by the registrant pursuant to Rule 424(b) under the Securities Act and incorporated herein by reference to the registrant's Registration Statement on Form S-3 (File Number 333-22131). (See in particular "Description of Certificates" in the Prospectus and "Series Provisions" in the Prospectus Supplement).

     For a description of the $570,500,000 Floating Rate Class A Asset Backed Certificates, Series 1997-2 and the $66,500,000 Floating Rate Class B Asset Backed Certificates, Series 1997- 2, reference is hereby made to the description of such Certificates contained in the Prospectus and Prospectus Supplement filed by the registrant pursuant to Rule 424(b) under the Securities Act and incorporated herein by reference to the registrant's Registration Statement on Form S-3 (File Number 333-22131). (See in particular "Description of Certificates" in the Prospectus and "Series Provisions" in the Prospectus Supplement).

     For a description of the $570,500,000 Floating Rate Class A Asset Backed Certificates, Series 1997-3 and the $66,500,000 Floating Rate Class B Asset Backed Certificates, Series 1997- 3, reference is hereby made to the description of such Certificates contained in the Prospectus and Prospectus Supplement filed by the registrant pursuant to Rule 424(b) under the Securities Act and incorporated herein by reference to the registrant's Registration Statement on Form S-3 (File Number 333-22131). (See in particular "Description of Certificates" in the Prospectus and "Series Provisions" in the Prospectus Supplement).

     For a description of the $501,000,000 6.25% Class A Asset Backed Certificates, Series 1997-4 and the $48,000,000 6.45% Class B Asset Backed Certificates, Series 1997-4, reference is hereby made to the description of such Certificates contained in the Prospectus and Prospectus Supplement filed by the registrant pursuant to Rule 424(b) under the Securities Act and incorporated herein by reference to the registrant's Registration Statement on Form S-3 (File Number 333-22131). (See in particular "Description of Certificates" in the Prospectus and "Series Provisions" in the Prospectus Supplement).

Item 2. Exhibits.

     4.1 Form of Floating Rate Class A Certificate, Series 1997-1 (included within Exhibit 4.13).

     4.2 Form of Floating Rate Class B Certificate, Series 1997-1 (included within Exhibit 4.13).

     4.3 Form of Floating Rate Class A Certificate, Series 1997-2 (included within Exhibit 4.14).

     4.4 Form of Floating Rate Class B Certificate, Series 1997-2 (included within Exhibit 4.14).

     4.5 Form of Floating Rate Class A Certificate, Series 1997-3 (included within Exhibit 4.15).

     4.6 Form of Floating Rate Class B Certificate, Series 1997-3 (included within Exhibit 4.15).

     4.7  Form of 6.25% Class A  Certificate,  Series  1997-4  (included  within
          Exhibit 4.16).

     4.8  Form of 6.45% Class B  Certificate,  Series  1997-4  (included  within
          Exhibit 4.16).

     4.9 Pooling and Servicing Agreement dated as of June 1, 1993 (incorporated by reference to Exhibit 4.1 to the issuer's Registration Statement on Form S-3 File Number 33-84844).

     4.10 Amendment No. 1 dated as of August 1, 1994 to the Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.3 to the issuer's Registration Statement on Form S-3 File Number 33-84844).

     4.11 Amendment No. 2 dated as of June 1, 1995 to the Pooling and Servicing Agreement (incorporated by reference to the issuer's report on Form 8-K filed on June 24, 1995).

     4.12 Amendment No. 3 dated as of March 1, 1997 to the Pooling and Servicing Agreement (incorporated by reference to the issuer's report on Form 8-K filed on March 17, 1997).

     4.13 Form of Series 1997-1 Supplement (incorporated by reference to the issuer's report on Form 8-K filed on March 2, 1997).

     4.14 Form of Series 1997-2 Supplement (incorporated by reference to the issuer's report on Form 8-K filed on March 2, 1997).

     4.15 Form of Series 1997-3 Supplement (incorporated by reference to the issuer's report on Form 8-K filed on June 23, 1997).

     4.16 Form of Series 1997-4 Supplement (incorporated by reference to the issuer's report on Form 8-K filed on December 4, 1997).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Date: March 30, 1998


                                           PROVIDIAN MASTER TRUST

                                           By: PROVIDIAN NATIONAL BANK, Servicer


                                           By: /s/ Miranda Mengis
                                               __________________________
                                               Miranda Mengis
                                               Vice President